Exhibit 99.1

Teknova Reports Third Quarter 2025 Financial Results

Third quarter 2025 total revenue was $10.5 million, up 9% from prior year

Achieves five consecutive quarters of year-over-year revenue growth

Company reaffirms 2025 revenue guidance of $39-42 million

HOLLISTER, Calif., November 6, 2025 – Alpha Teknova, Inc. (“Teknova” or the “Company”) (Nasdaq: TKNO), a leading producer of critical reagents for the discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics, today announced financial results for the third quarter ended September 30, 2025.

“We had a strong third quarter, our fifth consecutive quarter of year-over-year revenue growth, despite a very challenging funding backdrop for small- to mid-size biotech companies” said Stephen Gunstream, President and Chief Executive Officer at Teknova. “Notwithstanding those challenges, the number of our Clinical Solutions customers continues to rise. We believe that our relationships with those customers, paired with our diverse Lab Essentials product portfolio and customer base, position us for long-term, sustainable, above-market growth.”

Matt Lowell, Teknova’s Chief Financial Officer, added, “Compared to 2024, we delivered 9% revenue growth in the third quarter 2025, while Adjusted EBITDA improved and Free Cash Outflow was the same as last year. The Company is performing well operationally, and revenue from sales of our Lab Essentials products more than offset lagging Clinical Solutions sales. We therefore reiterate our 2025 revenue guidance of $39-42 million, while we continue to anticipate full-year Free Cash Outflow of less than $12 million,” he explained.

Corporate and Financial Updates

•
Third quarter 2025 total revenue of $10.5 million, up 9% from the third quarter 2024
•
Revenue was up year-over-year for each of the past five consecutive quarters
•
Total cash and short-term investments were $22.1 million and total borrowings were $13.2 million at the end of the third quarter 2025

Revenue for the Third Quarter 2025

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(Dollars in thousands)	2025	2024	2025	2024
Lab Essentials	$8,308	$7,161	$24,217	$22,065
Clinical Solutions	1,706	1,964	4,928	5,247
Other	440	451	1,391	1,168
Total revenue	$10,454	$9,576	$30,536	$28,480

Third Quarter 2025 Financial Results

Total revenue for the third quarter 2025 was $10.5 million, up 9% compared to $9.6 million in the third quarter 2024. Lab Essentials revenue was $8.3 million in the third quarter 2025, up 16% compared to $7.2 million in the third quarter 2024. Clinical Solutions revenue was $1.7 million in the third quarter 2025, down 13% compared to $2.0 million in the third quarter 2024.

Gross profit for the third quarter 2025 was $3.2 million, compared to $0.1 million in the third quarter 2024. Gross margin for the third quarter 2025 was 30.7%, compared to 0.9% in the third quarter 2024. The increase was primarily driven by $2.8 million of non-recurring and non-cash charges during the third quarter 2024 related to the disposal of expired inventory and write down of excess inventory. Excluding those non-recurring and non-cash charges, gross profit would have been $2.9 million and gross margin would have been 29.8%, respectively, in the third quarter 2024. The improvement in gross margin from 29.8% to 30.7% was driven primarily by higher revenue.

Operating expenses for the third quarter 2025 were $7.2 million, compared to $7.5 million in the third quarter 2024. The decrease was driven by an overall net reduction in general and administrative spending.

Net loss for the third quarter 2025 was $4.3 million, or negative $0.08 per diluted share, compared to $7.6 million, or negative $0.15 per diluted share, for the third quarter 2024.

Adjusted EBITDA for the third quarter 2025 was negative $1.6 million, compared to negative $5.0 million for the third quarter 2024. Free Cash Outflow was $2.4 million for the third quarter 2025, compared to $2.4 million for the third quarter 2024. A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Reiterates 2025 Outlook

Teknova reiterates its fiscal 2025 outlook for revenue and Free Cash Outflow. The Company continues to anticipate total revenue of $39 million to $42 million for the fiscal year ending December 31, 2025. The Company also anticipates Free Cash Outflow of less than $12 million for 2025.

Upcoming Investor Conference Attendance

Craig-Hallum 16th Annual Alpha Select Conference (New York, NY)

November 18, 2025

Stephens Annual Investment Conference 2025 (Nashville, TN)

November 19, 2025

Piper Sandler 37th Annual Healthcare Conference (New York, NY)

December 4, 2025

Conference Call and Webcast

Teknova will host a webcast and conference call on Thursday, November 6, 2025, beginning at 5:00 p.m. Eastern Time. To access the live webcast, listeners can log onto the call from the Investor Relations section of the Teknova website or by using this link. If you would like to participate in the call, please register for the webcast here to receive a unique PIN number and dial-in information. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Teknova

Teknova makes solutions possible. Since 1996, Teknova has been innovating the manufacture of critical reagents for the life sciences industry to accelerate the discovery and development of novel breakthroughs that will help people live longer, healthier lives. We offer fully customizable solutions for every stage of the workflow, supporting industry leaders in molecular diagnostics, synthetic biology, and emerging therapeutic modalities. Our fast turnaround of high-quality agar plates, microbial culture and cryopreservation media, buffers and reagents, and water helps our customers scale seamlessly from RUO to GMP. Headquartered in Hollister, California, with over 180,000 square feet of state-of-the-art facilities, Teknova’s modular manufacturing platform was designed by our team of scientists, engineers, and quality control experts to efficiently produce the foundational ingredients for the discovery and commercialization of next-generation therapies.

Non-GAAP Financial Measures

This press release contains financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Teknova uses the following non-GAAP financial measures in assessing the performance of its business and the effectiveness of its business strategies: (a) Adjusted EBITDA and (b) Free Cash Flow (Outflow).

Teknova defines Adjusted EBITDA as net income (loss) adjusted for interest income (expense), net, provision for (benefit from) income taxes, depreciation expense, amortization of intangible assets, and stock-based compensation expense. Adjusted EBITDA reflects further adjustments to eliminate the impact of certain items, including certain non-cash and other items that Teknova does not consider representative of its ongoing operating performance.

Teknova continues to define Free Cash Flow (Outflow) as cash provided by (used in) operating activities less purchases of property, plant, and equipment.

Teknova provides Adjusted EBITDA and Free Cash Flow (Outflow) in this press release because Teknova believes that analysts, investors, and other interested parties frequently use these measures to evaluate companies in Teknova’s industry and that such measures facilitate comparisons on a consistent basis across reporting periods. Teknova also believes such measures are helpful in highlighting trends in Teknova’s operating results because they exclude items that are not indicative of Teknova’s core operating performance. Investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by Teknova may be different from the non-GAAP financial measures used by other companies.

A full reconciliation of these non-GAAP measures to the most comparable GAAP measures is included at the end of this release.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.”

These statements include, but are not limited to, statements relating to Teknova’s anticipated total revenue, including expectations for 2025 revenue and Free Cash Outflow guidance, and other statements about Teknova’s business prospects, including about Teknova’s profitability, strategy of managing operating expenses, and long-term growth strategy. The words without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Teknova’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, demand for Teknova’s products (including the potential delay to or pausing of customer orders); Teknova’s assessment of fundamental indicators of future demand across its target customer base; Teknova’s cash flows and revenue growth rate; Teknova’s supply chain, sourcing, manufacturing, and warehousing; inventory management; risks related to global economic and marketplace uncertainties, including those related to the conflicts in Ukraine and the Middle East; potential acquisitions and integration of other companies; and other factors discussed in the “Risk Factors” section of Teknova’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including in Teknova’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q filed with the SEC, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although Teknova believes that the expectations reflected in its forward-looking statements are reasonable, Teknova does not know whether its expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which Teknova makes only as of the date hereof, even if they are repeated by Teknova subsequently. Teknova does not intend and shall have no obligation to update, amend, or clarify these forward-looking statements, except as may be required under applicable securities laws.

Investor Contact

Matt Lowell

Chief Financial Officer

matt.lowell@teknova.com

+1 831-637-1100

Media Contact

Jennifer Henry

Senior Vice President, Marketing

jenn.henry@teknova.com

+1 831-313-1259

ALPHA TEKNOVA, INC.

Condensed Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$10,454	$9,576	$30,536	$28,480
Cost of sales	7,248	9,486	20,339	23,377
Gross profit	3,206	90	10,197	5,103
Operating expenses:
Research and development	542	627	1,675	2,165
Sales and marketing	1,747	1,640	4,960	4,763
General and administrative	4,647	4,968	15,068	17,832
Amortization of intangible assets	287	287	861	861
Total operating expenses	7,223	7,522	22,564	25,621
Loss from operations	(4,017)	(7,432)	(12,367)	(20,518)
Other expenses, net
Interest expense, net	(190)	(141)	(499)	(558)
Other adjustment to loan exit fee	—	—	485	—
Total other expenses, net	(190)	(141)	(14)	(558)
Loss before income taxes	(4,207)	(7,573)	(12,381)	(21,076)
Provision for (benefit from) income taxes	79	(8)	120	(50)
Net loss	$(4,286)	$(7,565)	$(12,501)	$(21,026)
Net loss per share—basic and diluted	$(0.08)	$(0.15)	$(0.23)	$(0.47)
Weighted average shares used in computing net loss per share—basic and diluted	53,516,986	51,821,395	53,462,768	44,520,132

ALPHA TEKNOVA, INC.

Condensed Balance Sheets

(Unaudited)

(In thousands)

	As of September 30,	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$3,204	$3,708
Short-term investments, held -to-maturity	18,912	26,688
Accounts receivable, net	5,135	4,312
Inventories, net	6,914	6,801
Prepaid expenses and other current assets	2,398	1,267
Total current assets	36,563	42,776
Property, plant, and equipment, net	42,623	45,753
Operating right-of-use lease assets	14,894	15,767
Intangible assets, net	12,230	13,091
Other non-current assets	1,315	1,382
Total assets	$107,625	$118,769
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,084	$825
Accrued liabilities	3,966	4,541
Current portion of operating lease liabilities	1,886	1,800
Current portion of long-term debt	—	4,045
Total current liabilities	6,936	11,211
Deferred tax liabilities	946	827
Other accrued liabilities	—	10
Long-term debt, net	13,076	9,443
Long-term operating lease liabilities	14,017	14,884
Total liabilities	34,975	36,375
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	203,681	200,924
Accumulated deficit	(131,032)	(118,531)
Total stockholders’ equity	72,650	82,394
Total liabilities and stockholders’ equity	$107,625	$118,769

ALPHA TEKNOVA, INC.

Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Operating activities:
Net loss	$(4,286)	$(7,565)	$(12,501)	$(21,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	22	5	71	61
Inventory reserve	732	3,339	1,657	4,235
Depreciation and amortization	1,591	1,671	4,761	4,933
Stock-based compensation	850	760	2,652	2,900
Deferred taxes	78	(8)	119	(52)
Accrued interest income on short-term investments	(62)	(118)	(8)	(118)
Amortization of discount on short-term investments	(153)	—	(508)	—
Amortization of debt financing costs	44	103	173	291
Other adjustment to loan exit fee	—	—	(485)	—
Non-cash lease expense	31	46	92	140
Loss on disposal of property, plant, and equipment	—	—	19	49
Changes in operating assets and liabilities:
Accounts receivable	(17)	(13)	(894)	(718)
Inventories	(36)	(26)	(1,770)	(315)
Prepaid expenses and other current assets	(1,424)	(1,356)	(1,464)	(943)
Other non-current assets	33	128	67	334
Accounts payable	(136)	(41)	244	(430)
Accrued liabilities	753	1,040	(399)	(724)
Other	—	(24)	(10)	(72)
Cash used in operating activities	(1,980)	(2,059)	(8,184)	(11,455)
Investing activities:
Purchases of short-term investments	(3,973)	(25,428)	(13,708)	(25,428)
Maturities of short-term investments	6,000	—	22,000	—
Proceeds from sale of property, plant, and equipment	—	—	—	125
Purchases of property, plant, and equipment	(387)	(331)	(800)	(558)
Cash provided by (used in) investing activities	1,640	(25,759)	7,492	(25,861)
Financing activities:
Proceeds from equity financing, net	—	15,141	—	15,104
Proceeds from long-term debt	—	—	1,110	—
Payment of exit fee costs	—	—	(1,110)	—
Proceeds from financed insurance premiums	333	385	333	385
Repayment of financed insurance premiums	(94)	(163)	(150)	(572)
Proceeds from exercise of stock options	29	4	49	4
Proceeds from issuance of common stock under employee stock purchase plan	—	—	56	81
Payment of debt issuance costs	—	—	(100)	(25)
Cash used in financing activities	268	15,367	188	14,977
Change in cash and cash equivalents	(72)	(12,451)	(504)	(22,339)
Cash and cash equivalents at beginning of period	3,276	18,596	3,708	28,484
Cash and cash equivalents at end of period	$3,204	$6,145	$3,204	$6,145

ALPHA TEKNOVA, INC.

Reconciliation of Non-GAAP Measures to the Most Comparable GAAP Measures

(Unaudited)

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss – as reported	$(4,286)	$(7,565)	$(12,501)	$(21,026)
Add back:
Interest expense, net	(190)	(141)	(499)	(558)
Provision for (benefit from) income taxes	79	(8)	120	(50)
Depreciation expense	1,304	1,384	3,900	4,072
Amortization of intangible assets	287	287	861	861
EBITDA	$(2,426)	$(5,761)	$(7,121)	$(15,585)
Other and non-recurring expenses:
Stock-based compensation expense	850	760	2,652	2,900
Severance pay and other termination benefits	—	—	—	1,287
Other adjustment to loan exit fee	—	—	(485)	—
Loss contingency	—	—	—	73
Adjusted EBITDA	$(1,576)	$(5,001)	$(4,954)	$(11,325)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Cash used in operating activities	$(1,980)	$(2,059)	$(8,184)	$(11,455)
Purchases of property, plant, and equipment	(387)	(331)	(800)	(558)
Free Cash Flow	$(2,367)	$(2,390)	$(8,984)	$(12,013)